                                                                                                       (Continued...)

                                                                                                       EXHIBIT 10.5

                                                                                                     EXECUTION COPY

                                             LOCKBOX ACCOUNT AGREEMENT

                                                Without Activation

THIS LOCKBOX  ACCOUNT  AGREEMENT  ("Agreement")  is made and entered into as of this 28th day of October,  2003, by and among BANK OF AMERICA,  N.A., a National Bank, ("Bank"),  O'SULLIVAN  INDUSTRIES,  INC., a Delaware corporation
("Company"),  and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation,  as agent ("Agent") for the lenders
(collectively, "Lenders") from time to time party to the Credit Agreement described below.

         A.       Pursuant to that certain  Credit  Agreement,  dated as of September 29, 2003 among  Company,  the other  credit  parties  signatory  thereto  from  time to time,  Lenders  and Agent (as  amended,  supplemented  or otherwise modified from time to time, the "Credit  Agreement"),  Lenders have agreed to make loans and extend other financial accommodations to Company.

         B.       Company has  established  a post office  lockbox  address at Bank:  P.O.  Box 50228,  St.  Louis,
Missouri  63150-2283 (the "Lockbox" or the "Lockbox  Address") through which cash,  checks,  money orders and other items of value of Company are  processed  by Bank for deposit in Account No.  100102132217  established  by Company with Bank (the "Lockbox Account").

         C.       The parties  hereto  desire to enter into this  Agreement  in order to set forth  their  relative rights and duties with respect to the Lockbox, Lockbox Account and all funds on deposit therein from time to time.

NOW,  THEREFORE,  in consideration  of the premises and the mutual covenants and agreements  hereinafter set forth, the parties hereto agree as follows:

1.       Effectiveness.  This  Agreement  shall take effect  immediately  upon its execution by all parties  hereto and shall  supersede  any blocked  account or similar  agreement  in effect with respect to the Lockbox or the Lockbox Account.

2.       Security  Interest;  Agency. As collateral  security for Company's  obligations to Agent and Lenders under the Credit Agreement and the other loan documents  described therein,  Company hereby grants to Agent, for its own  benefit  and the  ratable  benefit of Lenders,  a present  and  continuing  security  interest in
         (a) the Lockbox and the Lockbox Account,  (b) all contract rights, claims and privileges in respect of the
         Lockbox or the  Lockbox  Account,  and  (c) all  cash,  checks,  money  orders and other items of value of
         Company now or hereafter  paid,  deposited,  credited or held (whether for  collection,  provisionally  or otherwise)  to or in the  Lockbox or the  Lockbox  Account or  otherwise  in the  possession  or under the control of, or in transit to, Bank or any agent,  bailee or custodian  thereof for deposit in or credit to the Lockbox or the Lockbox Account (collectively,  "Receipts"),  and all proceeds of the foregoing..  Bank acknowledges  Agent's security interest in such collateral and that this Agreement  constitutes  notice of such security  interest and Bank further  acknowledges and agrees that is does not and shall not object to or contest  Agent's  security  interest  in such  collateral.  The  parties  hereto  agree that Bank shall comply with the  instructions  originated by Agent  directing  disposition  of the Receipts in the Lockbox
         Account, without further consent of the Company.

3.       Control of Lockbox  Account.  The Lockbox,  Lockbox  Account and any and all funds on deposit from time to time  therein  shall be under the sole  dominion and control of Agent and neither  Company,  nor any other person or entity,  through or under the  Company,  shall have any control over the use of, or any right to withdraw  any amount from the Lockbox or the Lockbox  Account.  Notwithstanding  anything set forth herein to the  contrary,  Company  covenants to Agent it will not close the Lockbox  Account or shall it have any control  over the use of,  or any  right to  withdraw  from,  the  Lockbox  Account.  Bank  shall  have no liability in the event  Company  breaches this covenant to Agent.  A reasonable  period of time  following the effective  date of this  Agreement  (which period  commences as soon as possible but in no event shall exceed two Business Days from such effective date),  and continuing on each Business Day thereafter,  Bank shall  transfer all collected and available  balances in the Lockbox  Account to Agent at its account (the
         "Collection Account") at:

                           ABA No. 021-001-033
                           Account Number 502-328-54
                           Deutsche Bank Trust Company Americas
                           New York, New York
                           ACCOUNT NAME: GECC/CAF DEPOSITORY
                           Reference:  GE Capital re O'Sullivan Industries, Inc. - CFN 5264

         A "Business Day" is each day except Saturdays, Sundays and Bank holidays.  Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.

4.       Procedures  for  Lockbox  Service.  Bank  performs  the  services  described  in Exhibit A which  includes receiving  mail at the  Lockbox,  processing  it and  depositing  checks  and other  payment  instructions
         ("Checks") into the Lockbox Account (the "Lockbox Service").

5.       Statements  and Other  Information.  On each  Business  Day,  Bank will send any Checks not  processed  in accordance with the Lockbox  Service set-up  documents as well as any other  materials,  such as invoices, received at the  Lockbox  plus  information  regarding  the  deposit for the day to the address  specified below for Company,  and will send a copy of the deposit advice to the address  specified  below for Agent.
         In addition to the original Bank statement  provided to Company,  Bank will provide Agent with a duplicate of such statement  together with copies of all notices and statements  sent to Company with respect to the
         Lockbox and the Lockbox Account.

6.       Offset Rights.

(a)      Bank agrees not to exercise or claim any right of offset,  banker's  lien or other like right  against the
                  Lockbox or the Lockbox  Account for so long as this  Agreement  is in effect  except with respect to (i) returned or  charged-back  items,  (ii) reversals or  cancellations  of payment orders and other electronic fund transfers,  (iii)  overdrafts  resulting from adjustments or corrections of previous credits or other postings (together with clauses (i) and (ii),  collectively,  "Returned
                  Items") or (iv) Bank's  charges,  fees and  expenses  with  respect to the Lockbox or the Lockbox
                  Account  or  the  services   provided  in  connection   therewith  or  hereunder   (collectively,
                  "Charges"); and

(b)      Company  hereby  authorizes  Bank,  without  prior  notice,  from time to time to debit any other  account
                  Company  may have with Bank to the extent not  already  pledged to Agent for  Returned  Items and
                  Charges due Bank under subsection 6(a).

7.       Limits of Bank's Liability.

(a)      Bank will not be liable to Company  or Agent for any  expense,  claim,  loss,  damage or cost  ("Damages")
                  arising out of or relating  to its  performance  under this  Agreement  other than those  Damages which  result  directly  from  its  acts or  omissions  constituting  negligence  or  intentional misconduct.

(b)      In no event will Bank be liable for any special,  indirect,  exemplary or consequential damages, including but not limited to lost profits.

(c)      Bank  will be  excused  from  failing  to act or delay  in  acting,  and no such  failure  or delay  shall constitute a breach of this  Agreement or otherwise  give rise to any  liability of Bank,  if (i)
                  such failure or delay is caused by  circumstances  beyond Bank's  reasonable  control,  including but not limited to legal constraint,  emergency  conditions,  action or inaction of governmental, civil or military  authority,  fire,  strike,  lockout or other labor dispute,  war, riot, theft, flood,  earthquake or other natural  disaster,  breakdown of public or private or common  carrier communications  or transmission  facilities,  equipment  failure,  or gross negligence or willful misconduct  of Company or Agent or (ii) such  failure or delay  resulted  from Bank's  reasonable belief based upon the advice of its counsel that the action  would have  violated any  guideline, rule or regulation of any governmental authority.

(d)      Bank shall have no duty to inquire or determine whether  Company's  obligations to Agent are in default or whether  Agent is entitled to provide the Notice to Bank.  Neither  Bank nor Agent shall have any duty  to  inquire  or  determine  whether  either  such  party  is  authorized  to  execute  this
                  Agreement.  Each of Bank and Agent may rely on notices  and  communications  it  believes in good faith to be genuine and given by the appropriate party.

(e)      Notwithstanding  any of the other  provisions in this  Agreement,  in the event of the  commencement  of a case pursuant to Title 11, United States Code,  filed by or against  Company,  or in the event of the  commencement  of any similar case under then  applicable  federal or state law providing for the relief of debtors or the  protection  of  creditors  by or against  Company,  Bank may act as
                  Bank deems  necessary to comply with all applicable  provisions of governing  statutes (and shall use  commercially  reasonable  efforts to inform  Agent of such acts if allowed by law) and shall not be in violation of this Agreement as a result.

(f)      Bank shall be  permitted  to comply with any writ,  levy order or other  similar  judicial  or  regulatory order or process  concerning  the Lockbox,  the Lockbox  Account or any Check and shall not be in violation of this Agreement for so doing.

8.       Indemnity.

(a)      Company,  hereby  agrees to  indemnify,  defend and save  harmless  Bank  against any loss,  liability  or expense  incurred in connection with this  Agreement,  the Lockbox or the Lockbox Account (except to the extent due to Bank's  willful  misconduct  or gross  negligence)  or incurred at Company's direction or instruction, including without limitation any Returned Items or Charges.

(b)      Company agrees to pay to Bank,  upon receipt of Bank's  invoice,  all costs,  expenses and attorneys' fees
                  (including  allocated costs for in-house legal services)  incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required  hereunder,  including but not limited to any such costs,  expenses and fees arising out of the  resolution of any conflict, dispute,  motion regarding  entitlement to rights or rights of action, or other action to enforce
                  Bank's  rights in a case  arising  under Title 11,  United  States  Code.  Company  agrees to pay
                  Bank,  upon  receipt of Bank's  invoice,  all costs,  expenses  and  attorneys'  fees  (including
                  allocated  costs  for  in-house  legal  services)   incurred  by  Bank  in  the  preparation  and
                  administration  of this Agreement  (including any amendments  hereto or instruments or agreements required hereunder).

(c)      During the term hereof, there shall remain at all times a minimum balance of  $50,000 in the Lockbox
                  Account for the benefit of Bank to pay amounts owed, if any, to Bank under Sections 6, 8, 9 and
                  10.

(d)      Company agrees to provide Bank with monthly unaudited and annual audited financial statements within a reasonable period of time after the end of each month or year-end, as applicable, to the following address:

                          Bank of America, N.A.
                          Attn:  Keith Schmelder
                          800 Market Street, 12th Floor
                          St. Louis, MO 63101

9.       Returned  Items.  If any Returned  Items are not paid by the Company  within five (5) Business  Days after written  demand  therefor  by Bank to  Company,  and if there is not a  sufficient  amount in the  Lockbox
         Account as  provided  in Section  8(c) above to cover such  Returned  Item,  then Agent  shall pay to Bank within  five (5)  Business  Days after  receipt of written  demand  therefor  from Bank the amount of such
         Returned  Items;  provided  that the Agent shall have  received  such demand within one hundred (100) days after the funds  attributable to such Returned Item have been wire  transferred to the Collection  Account as provided in Section 4 above.

10.      Charges.  If the balances in the Lockbox  Account are not  sufficient to compensate  Bank for any Charges,
         Company  agrees to pay Bank within five (5) Business  Days after  written  demand  therefor  from Bank the amount  of such  Charges.  Company  acknowledges  that  failure  to so pay  Bank  any  such  amount  shall constitute a breach of this Agreement.

11.       Termination.  This  Agreement  may be  terminated  by  Company  only upon  delivery  to Bank of a written notification  thereof  jointly  executed by Company and Agent.  This  Agreement may be terminated by Agent at any time,  with or without  cause,  seven days following its delivery of written notice thereof to each of  Company  and  Bank.  This  Agreement  may be  terminated  by Bank at any time on not less than 30 days prior written  notice  delivered to each of Company and Agent.  Notwithstanding  the  foregoing,  Bank may terminate  this  Agreement at any time upon 10 days' prior  written  notice to Company and Agent if either
         Company or Agent breaches any of the terms of this  Agreement,  or any other agreement with Bank involving the  borrowing  of money or extension  of credit.  All rights of Bank under  Sections 7, 8, 9 and 10 shall survive any termination of this Agreement.  Upon  termination of this Agreement by Bank, any collected and available  balances in the Lockbox  Account will be  transferred in accordance  with Agent's  instructions and the Lockbox  Account will be closed.  Any mail  received at the Lockbox  within 90 calendar days after termination  of this  Agreement  will be sent to the  address  specified  below  for  Agent or to  another address  designated  in  writing  by  Agent.  Sending  of the  mail as  described  above  is  Bank's  only responsibility  with  respect  to  the  mail  received  at the  Lockbox  within  90  calendar  days  after termination  of this  Agreement by Bank.  Bank shall forward mail at its standard  charge in effect at the time the mail is forwarded.  Agent will pay Bank such charges in advance.

12.      Irrevocable  Agreements.  Company  acknowledges  that  the  agreements  made by it and the  authorizations granted  by it in  Sections  2, 3, and 4 hereof are  irrevocable  and that the  authorizations  granted in
         Sections 2, 3 and 4 hereof are powers coupled with an interest.

13.      Notices. All notices,  requests or other communications given to Company,  Agent or Bank shall be given in writing (including by facsimile) at the address specified below:

         If to Agent:

         GENERAL ELECTRIC CORPORATION
         335 Madison Avenue
         12th Floor
         New York, New York 10017
         ATTN:    O'Sullivan Account Officer
         Fax:  (212) 983-8767

         With a copy (which shall not constitute notice) to:

         GENERAL ELECTRIC CAPITAL CORPORATION
         201 High Ridge Road
         Stamford, Connecticut  06927-5100
         ATTN:  Corporate Counsel
         Corporate Financial Services - Global Sponsor Finance
         Fax:  (203) 316-7899

         and

         GENERAL ELECTRIC CAPITAL CORPORATION
         500 West Monroe Street
         Chicago, Illinois 60661
         ATTN:  Corporate Counsel
         Corporate Financial Services - Global Sponsor Finance
         Fax:  (312) 441-6876

         If to Bank:

         Bank of America, N. A.
         800 Market Street, 12th Floor
         St. Louis, MO 63101
         Attn:  Keith Schmelder
         Fax:  (314) 466-6744

         If to Company:

         O'SULLIVAN INDUSTRIES, INC.
         1900 Gulf Street
         Lamar, Missouri 64759
         ATTN:    President, Chief Financial Officer and General Counsel
         Fax:  (417) 682-8120

         With a copy (which shall not constitute notice) to:

         KIRKLAND & ELLIS LLP
         Citigroup Center
         153 East 53rd Street
         New York, NY 10022-4675
         ATTN:    Joshua N. Korff, Kimberly P. Taylor
         Fax:  (212) 446-4900

Any party  may  change  its  address  for  notices  hereunder  by notice to each  other  party  hereunder  given in accordance  with this  Section 13. Each notice,  request or other  communication  shall be effective  when given in accordance  with this Section 13. Each notice,  request or other  communication  shall be effective (a) if given by facsimile,  when  such  facsimile  is  transmitted  to the  facsimile  number  specified  in  this  Section  13 and confirmation  of  receipt  is made by the  appropriate  party,  and (b) if  given  by any  other  means,  including overnight courier, when received at the address specified in this Section 13.

14.      Miscellaneous.

(a)      This  Agreement  may be amended  only by a written  instrument  executed by the parties  hereto  acting by their  respective  duly  authorized  representatives,  except that Bank's  Charges are subject to change by Bank on 30 days' prior written notice to Company.

(b)      This  Agreement  shall be binding  upon and shall  inure to the  benefit of the  parties  hereto and their respective  successors and assigns,  but neither  Company nor Bank shall be entitled to assign or delegate  any of its  rights or duties  hereunder  without  first  obtaining  the  express  prior written consent of Agent.

(c)      This  Agreement  may be executed in any number of several  counterparts,  each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(d)      THIS  AGREEMENT  SHALL BE  GOVERNED  BY THE LAWS OF THE STATE OF NEW YORK  (WITHOUT  GIVING  EFFECT TO ITS
                  CONFLICTS OF LAW RULES).

(e)      Nothing  contained in the  Agreement  shall create any agency,  fiduciary,  joint  venture or  partnership relationship between Bank and Company or Lender.

(f)      Company  represents  and  warrants  to the other  parties  that (A) this  Agreement  constitutes  its duly authorized,  legal,  valid,  binding  and  enforceable  obligation;  (B) the  performance  of its
                  obligations  under  this  Agreement  and  the  consummation  of  the  transactions   contemplated
                  hereunder  will not (i)  constitute  or result  in a breach of its  certificate  or  articles  of incorporation,  by-laws  or  partnership  agreement,  as  applicable,  or the  provisions  of any material  contract  to  which  it is a party  or by  which  it is  bound  or (ii)  result  in the violation of any law,  regulation,  judgment,  decree or governmental order applicable to it; and
                  (C) all approvals and  authorizations  required to permit the  execution,  delivery,  performance and  consummation  of this  Agreement  and the  transactions  contemplated  hereunder  have  been obtained.  Company  agrees  that it shall be deemed to make and  renew  each such  representation and  warranty  on and as of each  day on  which  Company  uses  the  services  set  forth in this
                  Agreement.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Lockbox Account Agreement as of the day and year first above set forth.

                                                              "Bank"

                                                              BANK OF AMERICA, N.A.

                                                              By:
                                                              Name: ______________________________
                                                              Title:

                                                              "Company"

                                                              O'SULLIVAN INDUSTRIES, INC.

                                                              By:
                                                              Name: ______________________________
                                                              Title:

                                                              "Agent"

                                                              GENERAL ELECTRIC CAPITAL CORPORATION

                                                              By:
                                                              Name:  _______________________
                                                              Title: Duly Authorized Signatory

                                                                                                          EXHIBIT A
                                                                                       TO LOCKBOX ACCOUNT AGREEMENT

                                            STANDARD TERMS AND CONDITIONS

The  Lockbox  Service  involves  processing  Checks  that are  received at a Lockbox  Address.  With this  Service,
Company  instructs  its  customers  to mail  checks it wants to have  processed  under the  Service to the  Lockbox
Address.  Bank  picks up mail at the  Lockbox  Address  according  to its mail  pick-up  schedule.  Bank  will have unrestricted  and exclusive  access to the mail  directed to the Lockbox  Address.  Bank will provide  Company with the Lockbox  Service for a Lockbox  Address when Company has  completed  and Bank has received  Bank's then current set-up documents for the Lockbox Address.

If Bank receives any mail containing  Company's  lockbox number at Bank's Lockbox  operations  location (instead of the Lockbox Address), Bank may handle the mail as if it had been received at the Lockbox Address.

PROCESSING

Bank will handle Checks received at the Lockbox Address according to the applicable deposit account  agreement,  as if the Checks were  delivered by Company to Bank for deposit to the Account,  except as modified by these Terms and
Conditions.

Bank will open the  envelopes  picked  up from the  Lockbox  Address  and  remove  the  contents.  For the  Lockbox
Address,  Checks and other  documents  contained  in the  envelopes  will be  inspected  and  handled in the manner specified  in the  Company's  set-up  documents.  Bank  captures  and  reports  information  related to the Lockbox processing,  where available,  if Company has specified this option in the set-up documents.  Bank will endorse all
Checks Bank processes on Company's behalf.

If Bank processes an unsigned check as instructed in the set-up  documents,  and the check is paid, but the account owner does not authorize  payment,  Company agrees to indemnify  Bank, the drawee bank (which may include Bank) and any  intervening  collecting  bank for any liability or expense  incurred by such indemnitee due to the payment and collection of the check.

If Company  instructs  Bank not to process a check bearing a  handwritten  or typed  notation  "Payment in Full" or words of similar import on the face of the check,  Company  understands that Bank has adopted  procedures  designed to detect  Checks  bearing  such  notations;  however,  Bank will not be liable to Company  or any other  party for losses suffered if Bank fails to detect Checks bearing such notations.

RETURNED CHECK

Unless  Company  and Bank  agree to another  processing  procedure,  Bank will  reclear a Check once which has been returned  and marked  "Refer to Maker," "Not  Sufficient  Funds" or  "Uncollected  Funds." If the Check is returned for any other  reason or if the Check is returned a second  time,  Bank will debit the Account and return the Check to Company.  Company  agrees that Bank will not send a returned item notice to Company for a returned  Check unless
Company and Bank have agreed otherwise.

ACCEPTABLE PAYEES

For the Lockbox  Address,  Company will provide to Bank the names of Acceptable  Payees  ("Acceptable  Payee" means
Company's  name and any other  payee  name  provided  to Bank by Company  as an  acceptable  payee for Checks to be processed  under the  Lockbox  Service).  Bank will  process a check only if it is made  payable  to an  Acceptable
Payee and if the check is  otherwise  processable.  Company  warrants  that each  Acceptable  Payee is either (i) a variation of Company's  name or (ii) is an affiliate of Company  which has  authorized  Checks  payable to it to be credited to the Account.  Bank may treat as an Acceptable  Payee any variation of any Acceptable  Payee's name that
Bank deems to be reasonable.

CHANGES TO PROCESSING INSTRUCTIONS

Company may request Bank orally or in writing to make changes to the  processing  instructions  (including  changes to Acceptable  Payees) for any Lockbox  Address by contacting its Bank  representative,  so long as such changes do not  conflict  with the terms of the Deposit  Account  Control  Agreement.  Bank will not be obligated to implement any requested  changes until Bank has actually  received the requests and had a reasonable  opportunity to act upon them.  In making changes, Bank is entitled to rely on instructions purporting to be from Company.